Exhibit 10.14


                             PUBLIC RELEASE VERSION











                            PURCHASED POWER AGREEMENT



                                     BETWEEN



                              GEORGIA POWER COMPANY



                                       AND



                          DYNEGY POWER MARKETING, INC.


                            Dated as of March 2, 2000


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                                TABLE OF CONTENTS

                                                                                                           Page No.



ARTICLE 1 DEFINITIONS.............................................................................................2

   1.1      CERTAIN DEFINITIONS...................................................................................2
   1.2      INTERPRETATION.......................................................................................14

ARTICLE 2 REPRESENTATIONS, WARRANTIES AND COVENANTS..............................................................15

   2.1      REPRESENTATIONS AND WARRANTIES.......................................................................15
   2.2      REPRESENTATIONS AND WARRANTIES OF GEORGIA POWER......................................................16

ARTICLE 3 TERM OF AGREEMENT......................................................................................18

   3.1      TERM.................................................................................................18
   3.2      CONTRACT COMMENCEMENT DATE...........................................................................18

ARTICLE 4 SALE OF CAPACITY AND ENERGY............................................................................21

   4.1      CONTRACT CAPACITY....................................................................................21
   4.2      DELIVERED ENERGY.....................................................................................22

ARTICLE 5 PAYMENTS...............................................................................................22

   5.1      MONTHLY PAYMENTS.....................................................................................22
   5.2      CAPACITY PAYMENTS....................................................................................22
   5.3      ENERGY PAYMENT.......................................................................................23
   5.4      MONTHLY DISPATCH PAYMENTS............................................................................24

ARTICLE 6........................................................................................................24

   6.1      FUEL FOR OPERATIONS; DELIVERY AND ACCEPTANCE.........................................................24
   6.3      MEASUREMENT AND QUALITY OF FUEL......................................................................25
   6.4      FAILURE TO DELIVER FUEL; IMBALANCE...................................................................26

ARTICLE 7 AVAILABILITY...........................................................................................26

   7.1      CURTAILMENTS AND EXCUSE..............................................................................27
   7.2      GEORGIA POWER ELECTIONS; [REDACTED]..................................................................28
   7.3      USE OF EQUIVALENT EXCUSED NON-DELIVERY HOURS.........................................................30
   7.4      [redacted]...........................................................................................31
   7.5      REMEDY...............................................................................................31

ARTICLE 8 SCHEDULING.............................................................................................32

   8.1      SCHEDULING...........................................................................................32
   8.2      TITLE AND RISK OF LOSS...............................................................................33

ARTICLE 9 BILLING AND PAYMENT....................................................................................33

   9.1      CAPACITY, ENERGY AND DISPATCH BILLING AND PAYMENT....................................................33
   9.2      BILLING DISPUTES AND FINAL ACCOUNTING................................................................35
   9.3      INTEREST.............................................................................................36
   9.4      BILLING AND PAYMENT RECORDS..........................................................................36

ARTICLE 10 OPERATIONS............................................................................................37

   10.1     CONTRACT CAPACITY AND CONTRACT HEAT RATE.............................................................37
   10.2     TRANSMISSION.........................................................................................37
   10.3     MAINTENANCE..........................................................................................38
   10.4     OPERATING PROCEDURES.................................................................................40

ARTICLE 11 CHANGE IN LAW, MODIFICATION OF AGREEMENT..............................................................41

   11.1     CHANGE IN LAW........................................................................................41
   11.2     MODIFICATION OF AGREEMENT............................................................................42

ARTICLE 12 FORCE MAJEURE.........................................................................................43

   12.1     DEFINITION OF FORCE MAJEURE..........................................................................43
   12.2     NO BREACH OR LIABILITY...............................................................................43
   12.3     CAPACITY AND ENERGY PAYMENTS.........................................................................44
   12.4     MITIGATION...........................................................................................44
   12.5     SUSPENSION OF PERFORMANCE............................................................................45

ARTICLE 13 CREDIT................................................................................................45

   13.1     GUARANTY.............................................................................................45

ARTICLE 14 EVENTS OF DEFAULT AND DAMAGES FOR NON-PERFORMANCE.....................................................45

   14.1     EVENTS OF DEFAULT....................................................................................45
   14.2     RIGHTS UNDER AGREEMENT...............................................................................49
   14.3     REMEDIES.............................................................................................50

ARTICLE 15 INDEMNIFICATION AND LIMITATION OF LIABILITY...........................................................51

   15.1     INDEMNITY............................................................................................51
   15.2     NO LIABILITY TO THIRD PARTY..........................................................................51
   15.3     NO CONSEQUENTIAL DAMAGES.............................................................................51
   15.4     NO WARRANTIES........................................................................................52

ARTICLE 16 ASSIGNMENT............................................................................................52

   16.1     ASSIGNMENT AND ASSUMPTION OF OBLIGATIONS.............................................................52
   16.2     ASSIGNMENT TO LENDERS................................................................................52

ARTICLE 17 MISCELLANEOUS PROVISIONS..............................................................................54

   17.1     AMENDMENTS...........................................................................................54
   17.2     BINDING EFFECT.......................................................................................54
   17.3     COUNTERPARTS.........................................................................................54
   17.4     NOTICES..............................................................................................54
   17.5     ENTIRE AGREEMENT.....................................................................................55
   17.6     GOVERNING LAW........................................................................................56
   17.7     WAIVER...............................................................................................56
   17.8     NO DEDICATION OF SYSTEM..............................................................................56
   17.9     HEADINGS.............................................................................................57
   17.10    THIRD PARTIES........................................................................................57
   17.11    AGENCY...............................................................................................57
   17.12    SEVERABILITY.........................................................................................57
   17.13    CONFIDENTIALITY......................................................................................58
   17.14    REPLACEMENT INDEX....................................................................................59
   17.15    PUBLIC ANNOUNCEMENT..................................................................................59
   17.16    LIQUIDATED DAMAGES...................................................................................59

EXHIBITS

EXHIBIT A
EXHIBIT B
EXHIBIT C
EXHIBIT D


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                            PURCHASED POWER AGREEMENT


         THIS PURCHASED POWER AGREEMENT ("Agreement"), dated as of March 2, 2000, is entered into by and between GEORGIA POWER COMPANY, a corporation organized and existing under the laws of the State of Georgia with its principal address at 241 Ralph McGill Boulevard, Atlanta, Georgia 30308 ("Georgia Power") and DYNEGY POWER MARKETING, INC., a corporation organized and existing under the laws of the State of Texas, having its principal place of business at 1000 Louisiana Street, Suite 5800, Houston, Texas 77002 ("Dynegy").

                               W I T N E S E T H:

         WHEREAS, Georgia Power is authorized by its Certificate of Incorporation and by the State of Georgia to engage in the generation, transmission, sale and distribution of electricity for heat, light and power to the public;

         WHEREAS, Georgia Power represents that it is constructing and intends to own and operate three new General Electric Frame 7EA natural gas and oil-fired combustion turbine electric generating units with approximate capacity of 75 MW each located adjacent to the Georgia Integrated Transmission System, commonly known as Units 8, 9 and 10 of the Dahlberg Generating Plant located in Jackson County, Georgia (the "Units"); and

         WHEREAS, Georgia Power has agreed to sell to Dynegy and Dynegy has agreed to purchase from Georgia Power capacity and energy which may or may not, at Georgia Power's sole option, be generated at the Units; all in accordance with the provisions of this Agreement;

         NOW, THEREFORE, FOR AND IN CONSIDERATION of the premises, the mutual promises and agreements set forth herein and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, Georgia Power and Dynegy each intending to be legally bound, hereby agree as follows:


                                    ARTICLE 1


                                   DEFINITIONS

..........
         1.1 Certain Definitions. In addition to the initially capitalized terms and phrases defined in the preamble of this Agreement, the following initially capitalized terms and phrases as and when used in this Agreement shall have the respective meanings set forth below:

.......... 1.1.1...."Affiliate" of any specified entity means any other existing or future entity directly or indirectly controlling or controlled by or under direct or indirect common control with such specified entity. For purposes of this definition, "control" when used with respect to any entity means the power to direct the management and policies of such entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  1.1.2 "Alternate Resources" means all resources other than Blocks 1, 2, and 3 (whether such other resources are owned, purchased or otherwise controlled by Georgia Power) from which Georgia Power may provide Contract Capacity and Delivered Energy.

                  1.1.3...."Annual Hours" means hours in which the Units are unavailable for Scheduling for reasons relating to the maintenance or administration of the Units or as may otherwise be necessary to operate the Units in accordance with Prudent Utility Practices, as such hours are designated and scheduled in accordance with Section 10.3. In any Contract Year, Annual Hours shall not exceed [redacted] per Block (as such number may be amended from time to time in accordance with the second sentence of Section 10.3.3).

                  1.1.4...."Block" means each block of Contract Capacity
specified in Section 4.1.2 and in the amounts (expressed in MW) attributable to each block of Contract Capacity also set forth in Section 4.1.2. References to "Block 1," "Block 2" and/or "Block 3" shall refer to the respective Blocks of Contract Capacity designated for each of the Blocks also described in Section 4.1.2.

                  1.1.5...."Business  Day" means any day on which the Federal
Reserve Bank of New York is open for business.

                  1.1.6...."Commercially Reasonable" or "Commercially Reasonable
Efforts" means, with respect to any purchase or sale or other action required to be made, attempted or taken by a Party under this Agreement, such efforts as a reasonably prudent business would undertake for the protection of its own interest under the conditions affecting such purchase or sale or other action, including without limitation, the amount of notice of the need to take such action, the duration and type of the purchase or sale or other action, the competitive environment in which such purchase or sale or other action occurs.

                  1.1.7...."Contract Capacity" shall have the meaning specified in Section 4.1.2.

                  1.1.8 "Contract Commencement Date" shall have the meaning as specified in Section 3.2.1.

                  1.1.9 "Contract Heat Rate" shall have the meaning specified in
Section 10.1.

                  1.1.10..."Contract Year" means a year beginning on June 1 and ending on May 31 of the succeeding calendar year.

                  1.1.11..."CPT" or "Central Prevailing Time" means the local time in effect during a particular hour in Birmingham, Alabama whether such time is Central Standard Time or Central Daylight Time as applicable.

                  1.1.12 "Day" means the twenty-four (24) hour period beginning and ending at 12:00 A.M. midnight (Central Prevailing Time).

                  1.1.13..."Defaulting Party" shall have the meaning specified in Section 14.1.

                  1.1.14..."Delivered Energy" means, either individually or in combination, the energy in megawatt hours (MWh) attributable to a particular Block (i) generated by the Units and delivered to the Delivery Point, or (ii) generated by Alternate Resources, and delivered to the Delivery Point, based on a Schedule submitted by Dynegy as described in Article 8.

                  1.1.15..."Delivery Point" means the point of physical interconnection of the Units to the Georgia Integrated Transmission System where Georgia Power shall deliver the energy Scheduled under this Agreement.

                  1.1.16..."Delayed Service Commencement Date" shall have the meaning specified in Section 3.2.3.

                  1.1.17..."Determination Period" shall have the meaning specified in Section 7.1.3.

                  1.1.18..."Dispatch" means whenever a Schedule calls for the output of a Block to change from zero to its Contract Capacity.

                  1.1.19 .."Dispatch Center" means the control and dispatching center designated by Georgia Power from time to time in writing as being the primary control point for dispatch instructions to Georgia Power.

                  1.1.20..."Dynegy" shall have the meaning specified in the first paragraph of this Agreement, and its permitted successors and assigns.

                  1.1.21..."Election Period" shall have the meaning specified in Section 7.2.1.

                  1.1.22 "Eligible Collateral" shall have the meaning specified in Section 14.1.7.2.

                  1.1.23..."ENDH Allowance" means the maximum number of Equivalent ENDH Georgia Power may claim as specified in Exhibit B. ENDH is determined as [redacted].

                  1.1.24   "Energy Price" shall have the meaning specified in
Section 5.3.1.

                  1.1.25 "Equivalent Excused Non-Delivery Hour (Equivalent
ENDH)" shall have the meaning specified in Section 7.3.

                  1.1.26 "Event of Default" shall have the meaning specified in Section 14.1.

                  1.1.27 "Excused Non-Delivery Hour (ENDH)" means an hour (or portion of an hour) in which an Unavailability Event has occurred and for which Georgia Power has elected, at its sole discretion, to use ENDH pursuant to
Article 7.

                  1.1.28 "Extended Outage Period" shall have the meaning specified in Section 7.1.3.

                  1.1.29 "FERC" means the Federal Energy Regulatory Commission or any Governmental Authority succeeding to the powers and functions thereof under the Federal Power Act.

                  1.1.30   "Force Majeure Event" has the meaning set forth in
 Section 12.1.



                  1.1.31   [redacted].


                  1.1.32..."Fuel" means natural gas.

                  1.1.33   "Fuel Costs" shall have the meaning specified in
 Section 5.3.

                  1.1.34 "Fuel Metering Points" means the location of meters at or near the interconnection of the Lateral Pipeline and the Interstate Pipeline.

                  1.1.35 "Georgia Integrated Transmission System" means the integrated transmission system, as modified or expanded from time-to-time, as defined in the Revised and Restated Integrated Transmission System Agreement, dated as of December 7, 1990, between Georgia Power and Municipal Electric Authority of Georgia, the Revised and Restated Integrated Transmission System Agreement, dated as of December 7, 1990, between Georgia Power and City of Dalton, and the Revised and Restated Integrated Transmission System Agreement, dated as of November 12, 1990, between Georgia Power and Oglethorpe Power Corporation.

                  1.1.36 "Georgia Power" shall have the meaning specified in the first paragraph of this Agreement, and its permitted successors and assigns.

                  1.1.37 "Governmental Approval" means any authorization, consent, approval, license, ruling, permit, exemption, variance, order, judgment, decree, guidance, policies, declarations of or regulation by any Government Authority relating to the acquisition, development, ownership, occupation, construction, start-up, testing, operation or maintenance of the Units and common facilities of the Units or to the execution, delivery or performance of this Agreement.

                  1.1.38 "Governmental Authority" means any local, state, regional or federal administrative, legal, judicial or executive agency, court, commission, department or other such entity, but excluding any such agency, court, commission, department or other such entity acting in its capacity as lender, guarantor or mortgagee.

                  1.1.39   "Guaranty" shall have the meaning specified in
 Section 13.1.

                  1.1.40   "HE" means hour ending.

                  1.1.41 "Interstate Pipeline" means the Transcontinental Gas Pipeline.

                  1.1.42   "Interest Rate" means [redacted].

                  1.1.43 "Lateral Pipeline" means the natural gas pipeline, together with necessary taps and headers connecting the Units with the Interstate Pipeline.

                  1.1.44 "Legal Requirement" means any law, code, statute, regulation, rule, ordinance, judgment, injunction, order or other requirement of a Governmental Authority having jurisdiction over the matter in question, which is valid and applicable to the matter in question (i) at the time of the execution of this Agreement, as amended from time to time or (ii) anytime thereafter during the Term.

                  1.1.45   [redacted].

                  1.1.46 "Material Adverse Change" shall have the meaning specified in Section 14.1.7.1.

                  1.1.47 "Month" means a calendar month, commencing at the beginning of the first Day of such calendar month. "Monthly" has a meaning correlative to that of Month.

                  1.1.48 "Monthly Capacity Payment" for a particular Month of the Term, means the Monthly amount to be paid by Dynegy to Georgia Power for Dynegy's purchase of the Contract Capacity, as the same is set forth in Section 5.2.

                  1.1.49 "Monthly Energy Payment" for a particular Month of the Term, means the Monthly amount to be paid by Dynegy to Georgia Power for Dynegy's purchase of Delivered Energy, as the same is calculated as provided in
Section 5.3.

                  1.1.50 "Monthly Dispatch Payment" shall have the meaning specified in Section 5.4.

                  1.1.51 "Monthly Weighting Factor" means, for any Month, the weighting factor set forth opposite such Month in the table below:

         Month               Weighting Factor

         January              [redacted]

         February             [redacted]

         March                [redacted]

         April                [redacted]

         May                  [redacted]

         June                 [redacted]

         July                 [redacted]

         August               [redacted]

         September            [redacted]

         October              [redacted]

         November             [redacted]

         December             [redacted]

                  1.1.52 "MW" means, in the singular context, one megawatt, and in the plural context, megawatts.

                  1.1.53 "MWh" means, in the singular context, one megawatt hour, and in the plural context means, megawatt hours.

                  1.1.54 "NERC" means the North American Electric Reliability Council, or any successor to its functions.


                  1.1.55 "Non-Conforming Fuel" means Fuel that does not meet the specifications for Fuel delivered from the relevant Interstate Pipeline, in accordance with Section 6.3.2.

                  1.1.56 "Non-Defaulting Party" shall have the meaning specified in Section 14.1.

                  1.1.57 "Non-Summer Months" means the Months of October, November, December, January, February, March, April and May.

                  1.1.58 "Party" or "Parties" means either Georgia Power or Dynegy, or both.

                  1.1.59 "Peak Hour" means any Hour Ending [redacted] through and including any Hour Ending [redacted].

                  1.1.60 "Person" means any individual, corporation, partnership, joint venture, trust, unincorporated organization, Governmental Authority or other entity.

                  1.1.61 "Proprietary Information" of a Party shall mean information rightfully in the possession of such Party, which information derives economic value from not being generally known to and not being readily ascertainable by proper means by another person who can obtain economic value from its disclosure and use, and which is the subject of reasonable efforts to maintain its secrecy.

                  1.1.62 "Prudent Utility Practices" means, at a particular time, any of the practices, methods and acts engaged in or approved by a significant portion of the electric utility industry prior to such time, or any of the practices, methods and acts which, in the exercise of reasonable judgment in light of the facts known at the time the decision was made, could have been expected to accomplish the desired results at the lowest cost consistent with good business practices, reliability, safety and expedition. Prudent Utility Practices is not intended to be limited to the optimum practice, method or act to the exclusion of all others, but rather to be a spectrum of possible practices, methods or acts expected to accomplish the desired results, having due regard for, among other things, manufacturers' warranties and Legal Requirements and the requirements of this Agreement.

                  1.1.63   [redacted].

                  1.1.64 "Schedule" as used as a noun, means an energy schedule submitted by Dynegy in accordance with the provisions of Article 8 of this Agreement, and, as a verb, means the act of submitting a Schedule in accordance with the provisions of Article 8. Any form of the term Schedule (e.g., "Scheduled" or "Scheduling") shall refer to the exercise of such right by Dynegy.

                  1.1.65 "Service Commencement Date" means the date Georgia Power declares that a Block is available for Scheduling by Dynegy.

                  1.1.66 "Summer Months" means the Months of June, July, August and September.


                  1.1.67   "Term" shall have the meaning specified in
 Section 3.1.

                  1.1.68 "Unavailability Event" means a condition during which the Units are physically incapable of delivering all or a portion of the Scheduled energy for reasons other than a Force Majeure Event.

                  1.1.69 "Units" shall have the meaning specified on page 1 of this Agreement.

                  1.1.70 "Variable O&M (VOM) Amount" shall have the meaning specified in Section 5.3.1.

                  1.1.71   "Year" means a calendar year.

         1.2 Interpretation. In this Agreement, unless the context otherwise requires:


                  1.2.1 words generally importing the singular shall include the plural and vice versa;

                  1.2.2 references to "entity" include, without limitation, corporations, partnerships, associations and governmental authorities.

                                    ARTICLE 2

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

         2.1      Representations  and Warranties.  Dynegy hereby makes the
 following   representations  and  warranties to Georgia Power:

                  2.1.1 Dynegy is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, and, has the legal power to enter into this Agreement and carry out the transactions contemplated hereby and perform and carry out all covenants and obligations on its part to be performed under and pursuant to this Agreement.

                  2.1.2 Dynegy Inc. ("Guarantor") is a corporation duly organized and existing under the laws of the State of Delaware and is authorized to perform the obligations required of Guarantor under the Guaranty.

                  2.1.3 The execution, delivery and performance by Dynegy of this Agreement and the guarantee by Guarantor have been duly authorized by all necessary action, and do not and will not require any consent or approval of Dynegy's Affiliates, other than that which has been obtained.

                  2.1.4 The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the fulfillment of and compliance with the provisions of this Agreement do not and will not conflict with or constitute a breach of or a default under, any of the terms, conditions or provisions of any Legal Requirements, or any partnership agreement, deed of trust, mortgage, loan agreement, other evidence of indebtedness or any other agreement or instrument to which Dynegy or Guarantor is a party or by which it or any of its property is bound, or result in a breach of or a default under any of the foregoing.

                  2.1.5 This Agreement constitutes the legal, valid and binding obligation of Dynegy enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally or by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                  2.1.6 There is no pending, or to the knowledge of Dynegy, threatened action or proceeding affecting Dynegy before any Governmental Authority which purports to affect the legality, validity or enforceability of this Agreement as in effect on the date hereof.

         2.2 Representations and Warranties of Georgia Power. Georgia Power hereby makes the following representations and warranties to Dynegy:

                  2.2.1 Georgia Power is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia, is qualified to do business in the State of Georgia and has the legal power and authority to own or lease its properties, to conduct its business and to enter into this Agreement and carry out the transactions contemplated hereby and perform and carry out all covenants and obligations on its part to be performed under and pursuant to this Agreement.

                  2.2.2 The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the fulfillment of and compliance with the provisions of this Agreement do not and will not conflict with or constitute a breach of or a default under, any of the terms, conditions or provisions of any Legal Requirements, or any partnership agreement, deed of trust, mortgage, loan agreement, other evidence of indebtedness or any other agreement or instrument to which Georgia Power is a party or by which it or any of its property is bound, or result in a breach of or a default under any of the foregoing.

                  2.2.3 This Agreement constitutes the legal, valid and binding obligations of Georgia Power enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally or by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                  2.2.4 There is no pending, or to the knowledge of Georgia Power, threatened action or proceeding affecting Georgia Power before any Governmental Authority which purports to affect the legality, validity or enforceability of this Agreement.

                                    ARTICLE 3
                                TERM OF AGREEMENT
         3.1      Term.

                  3.1.1 This Agreement shall be effective when executed and delivered by both Georgia Power and Dynegy and shall remain in full force and effect until May 31, 2005.

                  3.1.2 Applicable provisions of this Agreement shall continue in effect (i) after termination to the extent necessary to provide for final billings and adjustments, and (ii) as provided herein. Provisions that expressly survive the termination of this Agreement after the Term shall similarly survive the early termination of this Agreement for any of the reasons giving rise to early termination as provided herein.

         3.2      Contract Commencement Date.
                  3.2.1 With regard to Block 1, the Contract Commencement Date shall mean either June 1, 2000, or July 1, 2000. Georgia Power shall select the Contract Commencement Date for Block 1 no later than May 1, 2000, by delivering to Dynegy written notice containing the date on which the Contract Commencement Date for Block 1 shall occur. Once designated, Georgia Power may not thereafter change or redesignate the Contract Commencement Date for Block 1. If Georgia Power originally designates July 1, 2000, as the Contract Commencement Date for Block 1, but later determines that Block 1 will be available June 1, 2000, Dynegy will have [redacted] after receipt of notice of such early availability within which to elect to accept the Contract Capacity and the right to commence Scheduling Block 1 on June 1, 2000, on the terms and at the rates set forth in this Agreement. If Dynegy elects not to exercise the option described in the preceding sentence, then Georgia Power shall have until July 1, 2000, before making the Contract Capacity for Block 1 available to Dynegy. With regard to Block 2 and Block 3, the Contract Commencement Date for both Blocks shall be June 1, 2001. The Contract Commencement Date for Blocks 2 and 3 may not be re-designated at any time except as provided in Section 3.2.2.

                  3.2.2 Georgia Power shall make available on the applicable Contract Commencement Date for each Block, the Contract Capacity for such Block together with the right of Dynegy to Schedule energy from the Contract Capacity. However, if for Blocks 2 and 3, Georgia Power gives notice that the Service Commencement Date shall be earlier than the Contract Commencement Date, the Parties shall engage in negotiations, to be completed within [redacted] following such notice, concerning the terms upon which the Contract Capacity for Blocks 2 and 3 would be made available to Dynegy prior to the Contract Commencement Date. If the Parties are unable to negotiate the terms of such early commencement, then Georgia Power shall have until the Contract Commencement Date before making the Contract Capacity for Blocks 2 and 3 available to Dynegy.

                  3.2.3 If, as of the Contract Commencement Date for any Block, Georgia Power elects to delay the Service Commencement Date solely as a result of the failure of any one or any combination of the Units to have reached a state of construction completion so that such Unit is capable of delivering a quantity of energy continuously over a period of hours and at the level that may be Scheduled by Dynegy, then Georgia Power may elect to delay the Service Commencement Date for a particular Block. If Georgia Power elects to delay the foregoing Service Commencement Date for the reasons set forth in this Section 3.2.3, Georgia Power shall provide notice to Dynegy establishing a date on which the Service Commencement Date will occur (the "Delayed Service Commencement Date"). For the period from the Contract Commencement Date to the Delayed Service Commencement Date, Georgia Power shall provide Dynegy with capacity and energy equal to the Contract Capacity and associated energy attributable to the Block for which the Delayed Service Commencement Date is applicable. Dynegy shall be permitted to schedule such capacity and energy as Delivered Energy under this Agreement to the same extent that Dynegy would have been able to Schedule the Contract Capacity attributable to the Block subject to the Delayed Service Commencement Date had the Contract Commencement Date occurred on the appropriate date for such Block provided in Section 3.2.1. If during the period from the Contract Commencement Date specified in Section 3.2.1 for the Block subject to the Delayed Service Commencement Date Georgia Power is unable to deliver Scheduled energy to Dynegy, then Georgia Power shall be [redacted]. Notwithstanding the Delayed Service Commencement Date, for a particular Block, Dynegy shall nevertheless commence paying the Capacity Payment attributable to and appropriate for such Block beginning on the Contract Commencement Date for such Block specified in Section 3.2.1

                                    ARTICLE 4
                           SALE OF CAPACITY AND ENERGY

         4.1      Contract Capacity.

                  4.1.1 Unless excused as set forth in Article 12, Georgia Power agrees to sell to Dynegy and Dynegy agrees to purchase from Georgia Power the Contract Capacity as set forth below and continuing for the remainder of the Term.

                  4.1.2 Contract Capacity shall consist of (i) 75 MW (Block 1) commencing on the date specified as the Contract Commencement Date for Block 1 in Article 3, and (ii) an additional 150 MW composed of two 75 MW Blocks (Blocks 2 and 3) commencing on the date specified as the Contract Commencement Date for Blocks 2 and 3 in Article 3, for a total of 225 MW. While various performance, timing and Scheduling provisions of this Agreement are determined by reference to the Blocks, the Delivered Energy sold hereunder may be supplied by Georgia Power from any generation resources it may choose at its sole option. Without regard to whether Delivered Energy supplied under this Agreement is sourced from the Units or from Alternate Resources, Georgia Power shall under all circumstances be required to deliver energy properly Scheduled by Dynegy to the Delivery Point.

         4.2      Delivered Energy.

                  4.2.1 Beginning on the earlier of the Service Commencement Date or the Contract Commencement Date for each Block, Dynegy shall have rights to Schedule energy in accordance with the provisions of this Agreement. For each Year, the total number of hours which Dynegy shall have rights to Schedule and receive energy at the Energy Price from each Block shall not exceed [redacted].

                  4.2.2 Georgia Power, at its sole discretion, shall supply Delivered Energy (i) from the Units; or (ii) from the Alternate Resources to the Delivery Point.

                                    ARTICLE 5
                                    PAYMENTS

         5.1 Monthly Payments. Dynegy shall pay Georgia Power for each Month of the Term, a Monthly Capacity Payment, a Monthly Energy Payment and Monthly Dispatch Payments in accordance with this Article, and if applicable, the Force Majeure Fixed Payment in lieu of the Monthly Capacity Payment.

         5.2 Capacity Payments. For each Month beginning with the Contract Commencement Date and continuing hrough the remaining Term, Dynegy shall make a Monthly Capacity Payment to Georgia Power in the amounts set forth on Exhibit A. [redacted].

         5.3      Energy Payment.

                  5.3.1 Each Month, Dynegy shall make a Monthly Energy Payment to Georgia Power. For each Dispatch during the Month, the energy payment shall equal the MWh of Delivered Energy multiplied by the Energy Price. The Energy Price equals the Fuel Costs as determined below plus the Variable O & M Amount for the applicable period as set forth in Exhibit A. The Monthly Energy Payment shall equal the sum of the energy payments per Dispatch.

                  5.3.2 Dynegy shall provide its own Fuel supply to the Units unless Georgia Power, in its sole discretion, elects to provide energy from Alternate Resources. The circumstances under which Georgia Power may elect to provide Scheduled energy from Alternate Resources is addressed in Section 8.1.3. To the extent Dynegy supplies Fuel to the Units or alternate Fuel delivery points pursuant to Section 5.3.3, the Energy Price shall not include any Fuel Costs.

                  5.3.3 When Georgia Power elects to supply energy from Alternate Resources, [redacted], Dynegy shall offer a delivered Fuel price. Georgia Power shall then elect to (i) accept delivery of Fuel at Plant Dahlberg,
(ii) accept delivery of Fuel at alternate Fuel delivery points such that [redacted], or (iii) accept Dynegy's Fuel price for purposes of determining a Fuel Cost, which shall equal the Contract Heat Rate multiplied by Dynegy's Fuel price.

         5.4 Monthly Dispatch Payments. Dynegy shall make Dispatch Payments for each Dispatch of the Contract Capacity in the amount of [redacted] as set forth in Exhibit A.

                                    ARTICLE 6
                                 FUEL MANAGEMENT
         6.1      Fuel for Operations; Delivery and Acceptance.

                  6.1.1 With respect to agreements for the supply of Fuel with the Interstate Pipeline, Dynegy shall exercise Commercially Reasonable Efforts to negotiate such agreements to contain the following provisions: (i) require the quality of Fuel supplied or transported to conform to the natural gas quality specification applicable in the performance warranty obtained from the manufacturer of the natural gas turbines included in each of the Units, (ii) the right to reject Non-Conforming Fuel, and (iii) supply Fuel to the Fuel Metering Points at a pressure not less than the minimum requirements of the Units. To the extent the tariff or Dynegy's agreements with the Interstate Pipeline provides for recovery or indemnification for damages the shipper suffers as a result of the Interstate Pipeline's delivery of Non-Conforming Fuel, Dynegy will collect and distribute to Georgia Power any recovery due from the Interstate Pipeline to the extent a Unit is damaged by the delivery of Non-Conforming Fuel; provided that, to the extent such recovery is allocable to transportation transactions unrelated to the Units, such recovery may be equitably allocated among all such affected transactions.

                  6.1.2 To the extent Georgia Power has indicated pursuant to
Section 8.1 that Scheduled Energy will be provided from one or more of the Units, Dynegy shall at all times arrange, procure, supply, nominate, balance, transport, pay for and deliver to the Fuel Metering Points, the amount of Fuel necessary to generate the Scheduled energy based on the Contract Heat Rate for the period of the Schedule. All Fuel required to be delivered under this Agreement shall be delivered by Dynegy at the Fuel Metering Points. As long as the Units are available for Scheduling and are not subject to a Force Majeure Event, an Unavailability Event or supply from an Alternate Resource, Georgia Power shall accept all Fuel, other than Non-Conforming Fuel, required by such Unit delivered by Dynegy at the Fuel Metering Points pursuant to the terms of this Agreement.

         6.2      Risk of Loss.  As between the Parties, [redacted].
                  ------------

         6.3      Measurement and Quality of Fuel.

                  6.3.1 All Fuel to be supplied by Dynegy pursuant to the terms of this Agreement shall be measured at the Fuel Metering Points and shall meet the specification for gas delivered to the Interstate Pipeline.

                  6.3.2 Georgia Power shall notify Dynegy if any Fuel made available by Dynegy to Georgia Power under this Agreement is Non-Conforming Fuel. Georgia Power may refuse to accept delivery of such Non-Conforming Fuel and such Non-Conforming Fuel shall, for purposes of this Agreement, be deemed not to have been provided by Dynegy under this Agreement.

         6.4      Failure to Deliver Fuel; Imbalance.

                           6.4.1    Whenever  Georgia  Power has indicated
pursuant to Section 8.1 that Scheduled energy will be provided from one or more of the Units, if Dynegy fails to deliver Fuel of proper quality in the proper amounts at the times necessary to operate such Unit(s), then Georgia Power shall be excused from any energy delivery obligation under this Agreement.

                           6.4.2    The Parties  shall  exercise  Commercially
Reasonable Efforts to minimize any imbalances or other penalties or charges from transporters resulting from the provisions of Fuel by Dynegy. In general, the Parties agree that the Party whose action or inaction causes any imbalance or other penalties or charges will bear the financial responsibility for said imbalance or other penalties or charges.
[redacted]

                                    ARTICLE 7
                                  AVAILABILITY

         7.1      Curtailments and Excuse.
                  7.1.1 Georgia Power's obligation to deliver Contract Capacity and energy pursuant to this Agreement, and Dynegy's right to Schedule pursuant to this Agreement, will be curtailed if and to the extent that an Unavailability Event or a Force Majeure Event occurs and continues during any portion of the Term; provided, that Georgia Power's obligation and Dynegy's right shall be curtailed only for the actual duration of such Unavailability Event or Force Majeure Event and for no longer period. Upon notice from Georgia Power to Dynegy that an Unavailability Event or Force Majeure Event, as applicable, has ended and that a particular Block or Blocks are once again available for Scheduling, any Unavailability Event or Force Majeure Event then in effect shall end, and Scheduling may resume.

                  7.1.2 Georgia Power and Dynegy agree that Georgia Power shall not be permitted to use ENDH unless the Units are experiencing an Unavailability Event.

                  7.1.3 Georgia Power shall promptly notify Dynegy of the occurrence of an Unavailability Event or after discovering any circumstance that could reasonably be expected to lead to an Unavailability Event. In the event of an Unavailability Event, the period after commencement of such Unavailability Event shall be divided into two distinct, contiguous periods: (i) the period beginning at the time of the occurrence of the Unavailability Event until the earlier of the removal of the Unavailability Event or 12:00 midnight (Central Prevailing Time) of the Day in which such occurrence happens (the "Determination Period") and (ii) the period from the end of the Determination Period until the removal of the Unavailability Event (the "Extended Outage Period").

                  7.1.4 After the commencement of the Extended Outage Period, as soon as practicable Georgia Power shall notify Dynegy of: (i) the cause (or if not known, Georgia Power's best estimate of the cause) of the Unavailability Event resulting therefrom; (ii) the proposed corrective action that can be taken by Georgia Power relative to the Units and (iii) Georgia Power's best estimate of the expected duration of the Extended Outage Period.

                  7.1.5 Georgia Power's estimate of the duration of the Unavailability Event shall be based on the best information then available to Georgia Power and Georgia Power shall promptly notify Dynegy of any expected changes in such period.

                  7.1.6 Consistent with Prudent Utility Practices, Georgia Power shall use Commercially Reasonable Efforts to avoid an Unavailability Event and to minimize the duration of any Unavailability Event.

                  7.2      Georgia Power Elections;  [redacted].

                  7.2.1 Georgia Power shall, within [redacted] of the occurrence of the event causing such Unavailability Event (the "Election Period"), provide telephonic notice (which shall be confirmed in writing as soon as practicable) to Dynegy indicating whether Georgia Power will elect to provide energy from Alternate Resources equivalent to the quantity of energy Scheduled by Dynegy, use ENDH or pay [redacted]. Such notice shall be provided prior to [redacted] after any hour during the Election Period. The Election Period shall be deemed to have ended at the end of said hour. Such notice shall indicate Georgia Power's election for the remainder of the Determination Period and, if applicable, will indicate whether Georgia Power will elect to provide energy from Alternate Resources for the first Day of the Extended Outage Period. Georgia Power's elections for the Determination Period and the first day of the Extended Outage Period may be different. If Georgia Power fails to deliver such notice during the Election Period, it shall be conclusively presumed that [redacted]. During the Election Period, [redacted].

                  7.2.2 On each Day of the Extended Outage Period, with respect to any Unavailability Event, Georgia Power shall, within [redacted] of receipt of Dynegy's Dispatch Schedule, but no earlier than 8:30 a.m. CPT, provide telephonic notice (which shall be confirmed in writing as soon as practicable) to Dynegy indicating whether Georgia Power will elect to cover any energy Scheduled by Dynegy during the Extended Outage Period that as a result of the Extended Outage Period cannot be delivered by Georgia Power, by providing energy from Alternate Resources. Such notice shall indicate Georgia Power's election for Dispatches Scheduled during the Day immediately following the Day on which such notice is given. Such notice shall specify the portion of the resultant energy Scheduled by Dynegy to be covered by delivery of energy from Alternate Resources. On each Day of the Extended Outage Period for which Georgia Power has elected not to provide energy from Alternate Resources, Georgia Power shall, within [redacted] of receipt of Dynegy's Schedule, but no earlier than 8:30 a.m., CPT, notify Dynegy of its choice to use ENDH or [redacted] to cover Dynegy's Schedule for that Day.

                  7.2.3 In the Determination Period or Extended Outage Period:
(i) if Georgia Power elects to use ENDH for any particular Dispatch during the Unavailability Event, Georgia Power must use ENDH [redacted]; (ii) [redacted]; and (iii) if Georgia Power elects to deliver energy from Alternate Resources in replacement of energy Scheduled by Dynegy that would otherwise be undelivered due to an Unavailability Event, Georgia Power must do so [redacted].

                  7.2.4 During any Determination Period or Extended Outage Period, Georgia Power may elect to [redacted]. [redacted]. If the ENDH limits described in Exhibit B are depleted in any Contract Year, Georgia Power shall thereafter for the remainder of such Contract Year during any period in which Dynegy has Scheduled energy for delivery and there exists an Unavailability Event, either provide energy from Alternate Resources equal to the amount of energy Scheduled by Dynegy, or elect not to provide energy from Alternate Resources and [redacted].

                  7.2.5 In any circumstance where Georgia Power has the option to use ENDH, if the ENDH is exhausted during any Schedule, Georgia Power shall be required to [redacted].

         7.3      Use of Equivalent Excused Non-Delivery Hours.

                  7.3.1 Where Georgia Power has elected to use Excused Non-Delivery Hours as provided above in lieu of providing energy from Alternate Resources, the Excused Non-Delivery Hour shall be converted to an Equivalent Excused Non-Delivery Hour equal to the product of (i) the hour or fraction of the hour in which Scheduled energy was not delivered due to the Unavailability Event, and (ii) the appropriate [redacted].

                  7.3.2 Use of Equivalent ENDH for Peak Hours during the Summer Months shall be equal to the sum of Equivalent ENDH which have occurred during Peak Hours during the Summer Months of the Year. Use of Equivalent ENDH for Peak Hours during the Non-Summer Months shall be equal to the sum of Equivalent ENDH which have occurred during Peak Hours during the Non-Summer Months of the Year.

                  7.3.3 For each respective period, the sum of Equivalent ENDH shall not exceed the ENDH Allowance limits as set forth in Exhibit B. If the ENDH Allowance is depleted, and Georgia Power does not provide energy from Alternate Resources, then [redacted].

         7.4      [redacted].
                  7.4.1    [redacted]

                  7.4.2    [redacted].


         7.5 Remedy. Dynegy's sole and exclusive remedy for energy not delivered from Alternate Resources during Peak Hours where the ENDH Allowance may be exceeded as set forth in this Article is [redacted] Georgia Power shall incur no liability and shall not use ENDH [redacted] in respect of an Unavailability Event during non-Peak Hours.

                                    ARTICLE 8
                                   SCHEDULING

         8.1      Scheduling.
                  8.1.1 Prior to the first Day of each Month, Dynegy shall provide to Georgia Power non-binding, good faith projections of the amounts of energy to be scheduled by Dynegy for each hour of such Month. The Monthly schedules shall in no way limit the flexibility of Scheduling available to Dynegy as described in Article 8.


                  8.1.2 Dynegy shall inform Georgia Power on each Business Day before 9:30 a.m. (CPT) of the projected Schedule of the Blocks for each hour for the following Business Day and any non-Business Days which will occur before the next Business Day.



                  8.1.3 Within [redacted] of receiving Dynegy's projected Schedule as specified in Section 8.1.2, but no earlier than 8:30 a.m. (CPT), Georgia Power shall inform Dynegy by telephone whether Georgia Power will respond to such Schedule (and any related Schedule order) with one or more of the Units or with Alternate Resources.



         8.2 Title and Risk of Loss. As between the Parties, Georgia Power shall be deemed to be in exclusive control (and responsible for any property damages or injuries to Persons caused thereby) of the Contract Capacity and Scheduled energy at and prior to the Delivery Point and Dynegy shall be deemed to be in exclusive control (and responsible for any property damages or injuries to Persons caused thereby) of the Contract Capacity and Scheduled energy from and after the Delivery Point. Custody, title and risk of loss related to the Contract Capacity and Scheduled energy shall transfer from Georgia Power to Dynegy at the Delivery Point.

                                    ARTICLE 9
                               BILLING AND PAYMENT

         9.1      Capacity, Energy and Dispatch Billing and Payment.

                  9.1.1 Georgia Power shall send Dynegy an invoice as soon as practicable after the end of each Month during the Term stating the Monthly Capacity Payment, [redacted], Monthly Energy Payment and Monthly Dispatch Payment for the immediately previous Month. If circumstances require that the invoice be an estimated bill, Georgia Power may render an estimated bill and any adjustments required shall be made in ensuing invoices. Each Monthly invoice shall contain a statement explaining in reasonable detail how the invoice was calculated.

                  9.1.2 All such invoices shall be due when rendered and payable by Dynegy on or before the later of the [redacted] following the day on which the invoice is actually received by Dynegy, or the [redacted] of the Month in which the invoice is delivered to Dynegy. Georgia Power may render invoices by means of facsimile, and receipt shall be deemed to have occurred upon transmission if confirmed in writing (by manually or machine-generated confirmation notice). Subject to the provisions of Section 9.2, Dynegy shall make payment to Georgia Power in accordance with such invoices and all other amounts payable to Georgia Power hereunder on or before the date due in immediately available funds, through wire transfer of funds to an account designated by Georgia Power, or other means reasonably acceptable to Georgia Power.

                  9.1.3 If Georgia Power owes Dynegy for [redacted] or any other amounts hereunder, then Dynegy will deliver to Georgia Power a statement showing such amounts and explaining in reasonable detail how such amounts were calculated. Subject to Section 9.2, such amounts, if less than or equal to the next invoice amount will be credited against such invoice. To the extent such [redacted].

         9.2      Billing Disputes and Final Accounting.
                  -------------------------------------

                  9.2.1 If either Party after receiving a statement or bill reasonably questions or contests the amount or propriety of any payment or amount claimed by the billing Party to be due pursuant to this Agreement, the billed Party shall provide the billing Party with written notice of the disputed amount.
[redacted]

                  9.2.2 In the event that the billed Party questions or contests the correctness of any such charge or credit, the billing Party shall promptly review the questioned charge or credit and shall notify the billed Party of any error in its determination of amounts owed and the amount of any payment that the billed Party is required to make in respect of such redetermination. Not later than the [redacted] after receipt by Dynegy of any such notice from Georgia Power as to the amount of any Monthly Capacity Payments, Monthly Energy Payments, Force Majeure Fixed Payment or Dispatch Payments that Dynegy is required to make, Dynegy shall make payment as provided in Section 9.2.1 to Georgia Power in immediately available funds. Not later than the [redacted] after receipt by Georgia Power of any such notice from Dynegy as to the amount of any payment or [redacted] that Georgia Power is required to make, Georgia Power shall make payment or credit as appropriate, to Dynegy in immediately available funds. If the billed Party disagrees with the billing Party's resolution of a question or contest, then the dissatisfied billed Party may seek settlement through further negotiations or legal action, subject to the provisions of Section 9.3. Adjustments shall be made or credited at the time of resolution together with interest at the Interest Rate from the date the original payment was due until the date such payment or credit together with interest at the Interest Rate is actually made. The billed Party shall have until the end of [redacted] after its receipt of any invoice or statement to question or contest the correctness of any charge or credit on such invoice or statement.

         9.3 Interest. If a Party does not make a payment required by this Agreement when due then interest shall be added to the overdue payment from the date such overdue payment was due until such overdue payment together with interest at the Interest Rate is paid. If a Party makes a payment required by the Agreement and it is later determined that such payment was not due, then such amount shall be refunded or credited with interest at the Interest Rate accruing from the date that the returned payment was originally made.

         9.4 Billing and Payment Records. Until the end of [redacted] after its receipt of any invoice, each Party will make available to the other Party upon written request, and each Party may audit, such books and records of the other Party (or other information to which such Party has access) as are reasonably necessary for such Party to calculate and determine the Monthly Energy Payments or Force Majeure Fixed Payment shown on such invoice and thereby to verify the accuracy and appropriateness of the amounts billed to Dynegy and the information provided by Dynegy to Georgia Power. The Parties shall maintain their respective books and records in accordance with generally accepted accounting principles applicable from time to time.

                                   ARTICLE 10
                                   OPERATIONS

         10.1     Contract Capacity and Contract Heat Rate.
                  ----------------------------------------

                  10.1.1 While the Parties acknowledge that Georgia Power may construct the Units, energy actually delivered under this Agreement may be provided from any generation resource available to Georgia Power at Georgia Power's sole discretion, and except where specifically noted, operation of the Units may not necessarily be tied directly to Scheduling of energy in Blocks by Dynegy. Regardless of the source of energy to be delivered to Dynegy under this Agreement, Georgia Power shall at all times deliver such energy to the Delivery Point.

                  10.1.2 The Contract Heat Rate for each Block shall be [redacted].

                  10.1.3 Georgia Power intends to operate its system in accordance with Prudent Utility Practices, and otherwise in accordance with this Agreement.

         10.2     Transmission.

                  10.2.1 Georgia Power shall be responsible for making all arrangements for transmission service, including ancillary services, for delivery of Contract Capacity and energy to the Delivery Point. Georgia Power shall be responsible for all costs, losses, and any liability associated with such transmission.

                  10.2.2 Dynegy shall be responsible for making all arrangements for transmission service, including ancillary services, for delivery of Contract Capacity and energy from the Delivery Point. Dynegy shall be responsible for all costs, losses and any liability associated with such transmission.

         10.3     Maintenance.
                  -----------

                  10.3.1 Except as provided for in Section 10.3.4, Georgia Power shall not be permitted to use Annual Hours during any Summer Month.


                  10.3.2 At least [redacted] before June 1 of each Contract Year and at least [redacted] prior to the applicable Contract Commencement Date, Dynegy shall provide to Georgia Power a non-binding proposed Schedule of MWhs Dispatches of Blocks 1, 2, and 3 for the Contract Capacity for each Month of the ensuing Contract Year. Within [redacted] of receiving Dynegy's proposed schedule, Georgia Power shall submit to Dynegy a proposed schedule of Annual Hours for the period covered by the proposed Dispatch and Schedule provided by Dynegy. The proposed schedule of Annual Hours shall give due consideration to, and shall take into account, the proposed Schedule submitted by Dynegy; provided, however, that in no event shall [redacted]. Within [redacted] after receiving Georgia Power's proposed schedule of Annual Hours, Dynegy may request, in writing, that Georgia Power reschedule any such Annual Hours. Georgia Power shall make reasonable efforts to accommodate such request in the scheduling of Annual Hours. In scheduling maintenance for its generating facilities Georgia Power shall make no adverse distinction against the Units.



                  10.3.3 Contract Years in which Annual Hours include a combustion inspection, a hot gas inspection or a major inspection with respect to any generation equipment from which the Contract Capacity attributable to Blocks 1, 2, and 3 may be sourced, the duration of the Annual Hours shall be determined in accordance with the equipment manufacturers' then current recommendations; provided that for purposes of this Section 10, the manufacturers' recommendations shall be determined in accordance with the formulae provided by the relevant equipment manufacturers and shall be consistent with the formulae provided by such equipment manufacturers that is typical for similar equipment, which formulae may be revised from time to time by such manufacturers. If such recommendations or formulae are revised by such manufacturers to decrease the intervals at which a combustion inspection, a hot gas inspection and/or a major inspection is recommended to occur with respect to a Unit, then the number of Annual Hours shall be amended to reflect the increased hours effected by such decreased intervals, with the intent that Georgia Power will be able to include all hours included in the decreased intervals in the Annual Hours. Notwithstanding the foregoing or any provision herein, Georgia Power shall use Prudent Utility Practices to complete and minimize the duration of Annual Hours. To the extent that hours which are, or which would otherwise be considered, Annual Hours exceed the total Annual Hours available to Georgia Power in any Contract Year, then to the extent that Georgia Power incurs Unavailability as a result of such exceedance, Georgia Power shall have the right to make the elections specified in Article 7 with regard to such Unavailability.



                  10.3.4 In addition to the Annual Hours provided for in Sections 10.3.2 and 10.3.3, Georgia Power shall be entitled to perform additional maintenance during the [redacted] Months during non-Peak Hours. If maintenance is to be scheduled on a Saturday, Sunday or a NERC holiday, Georgia Power shall provide telephonic notice (confirmed in writing) as soon as practicable prior to the Day on which the additional maintenance is projected to commence. Dynegy shall have the right to request that Georgia Power perform said maintenance during other mutually agreeable periods and Georgia Power shall make Commercially Reasonable Efforts, consistent with Prudent Utility Practices, to accommodate Dynegy's requests.


                  10.3.5 With respect to the Annual Hours, Georgia Power and Dynegy agree that, in addition to the other provisions of this Section 10.3, Annual Hours are intended to encompass periods during which the generating units comprising the Units and encompassing the Blocks are unavailable for dispatch by any party. Therefore, Georgia Power shall not be permitted to designate Annual Hours and simultaneously operate the Units. The limitation specified in this
Section 10.3.5 shall apply in every instance in which Annual Hours are designated or used.

         10.4 Operating Procedures. Dynegy and Georgia Power shall develop written operating procedures before synchronization of the Units with the Georgia Integrated Transmission System. The operating procedures shall establish the protocol under which the Parties shall perform their respective responsibilities under this Agreement and shall include, but shall not necessarily be limited to, method of Day-to-Day communications, key personnel lists for Georgia Power and Dynegy, ENDH and Annual Hour reporting, daily capacity level and energy reports, coordinating Fuel arrangements and the operating procedures for Fuel supply, the resolution of disputes and the allocation of Fuel delivered to the Units.

                                   ARTICLE 11
                    CHANGE IN LAW, MODIFICATION OF AGREEMENT

         11.1     Change in Law.
                  11.1.1 The Parties acknowledge that a change of a law or regulation or a change in interpretation of a law or regulation ("Change in Law"), including but not limited to environmental laws and regulations may significantly change Georgia Power's costs in providing service under this Agreement. In the event of such a Change in Law, Georgia Power may give notice to Dynegy that Georgia Power's costs of providing service under this Agreement have changed significantly. In such case, Georgia Power shall submit to Dynegy a certificate setting forth in reasonable detail the basis of, and the calculation for, the increased costs, and the Parties shall enter into negotiations in an effort to arrive at a mutually agreeable amendment to this Agreement that would accommodate the impact of the Change in Law. If after a period of [redacted] following the commencement of the negotiations, the Parties have not reached agreement, then Georgia Power shall have the option, in its sole discretion, (i) to continue this Agreement unamended; or (ii) to terminate this Agreement as of the next [redacted] first to occur and which is at least [redacted] after the end of the [redacted] negotiation period; provided, however, that during any [redacted] Month this Agreement remains in effect after a Change in Law has resulted in increased costs to Georgia Power, Dynegy will make increased payments as reasonably calculated by Georgia Power in good faith to take account of such increased costs.

                  11.1.2 For purposes of this Article, Changes In Law include, but are not limited to, changes in environmental laws or regulations and energy taxes on wholesale power sales. Applicable environmental laws and regulations may seek either to decrease current limits (e.g., NOx), or to establish limits for currently uncontrolled substances (e.g., CO2), on any plant emission. Covered costs include, but are not limited to changes in chemicals, consumables, O&M, emission allowance purchases, carrying costs and efficiency impacts.

         11.2 Modification of Agreement. In the event the FERC or any other Governmental Authority modifies this Agreement, the Parties agree to make all changes necessary to preserve as nearly as possible the bargain contained in this Agreement, including but not limited to, the total amounts of capacity and energy delivered to Dynegy and the total amount of revenues to be received by Georgia Power.

                                   ARTICLE 12
                                  FORCE MAJEURE

         12.1 Definition of Force Majeure. For the purposes of this Agreement, a "Force Majeure Event" as to a Party means any occurrence, nonoccurrence or set of circumstances, whether or not foreseeable, that is beyond the reasonable control of such Party and is not caused by such Party's negligence, including, without limitation: any strike, stoppage in labor, failure of contractors or suppliers of materials or services caused by Force Majeure as defined in the applicable contract: flood, ice, earthquake, windstorm or eruption; fire; explosion; invasion, riot, war, commotion or insurrection; sabotage, terrorism or vandalism; military or usurped power; order of any Governmental Authority; or act of God or of a public enemy. The term Force Majeure Event shall not include
(i) [redacted], (ii) [redacted], (iii) the failure to timely apply for or to obtain any applicable governmental approvals for the construction or operation of the Units from any Governmental Authority, (iv) changes in market conditions that affect the cost of fuel, capacity or energy; or (v) difficulty or inability to make payments.

         12.2 No Breach or Liability. Either Party shall be excused from performance and shall not be construed to be in default in respect of any obligation hereunder (other than the obligation to pay money) for so long as failure to perform such obligation shall be due to a Force Majeure Event.

         12.3 Capacity and Energy Payments. During the suspension of performance due to or resulting from a Force Majeure Event declared by Georgia Power, Dynegy shall continue to make Monthly Capacity Payments;
                           [redacted]

         12.4 Mitigation. Following the occurrence of a Force Majeure Event, the affected Party shall:
                  ----------

                  12.4.1 give the other Party notice thereof, followed by written notice if the first notice is not written, as promptly as practicable after such Party becomes aware of such Force Majeure Event, describing the particulars of such Force Majeure Event;

                  12.4.2 use its reasonable best efforts consistent with Prudent Utility Practices to remedy its inability to perform as soon as practicable; provided, however, that this Section 12.4.2 shall not require the settlement of any strike, walkout, lockout or other labor dispute on terms which in the sole judgment of the party involved in the dispute, are contrary to its interest; provided further, that the settlement of strikes, lockouts or other labor disputes shall be entirely within the discretion of the Party having the difficulty; and

                  12.4.3 when it is able to resume performance of its obligations under this Agreement, give the other Party written notice to that effect.

         12.5 Suspension of Performance. The suspension of performance due to a Force Majeure Event shall be of no greater scope and of no longer duration than is required by such Force Majeure Event. No Force Majeure Event shall extend this Agreement beyond its stated Term.

                                   ARTICLE 13
                                     CREDIT

         13.1     Guaranty.  Simultaneously  with the execution of this
Agreement,  Dynegy shall cause Dynegy Inc.    to execute and deliver a Guaranty
Agreement in the form of that attached hereto as Exhibit C (Guaranty).

                                   ARTICLE 14
                EVENTS OF DEFAULT AND DAMAGES FOR NON-PERFORMANCE

         14.1 Events of Default. "Event of Default" means the occurrence of any of the following events with respect to a Party (the Defaulting Party, the other Party being the Non-Defaulting Party), Defaulting Party in the case of Dynegy including Dynegy Inc.

                  14.1.1 The Defaulting Party fails to make any payment which it is obligated to make pursuant to this Agreement and such failure to make payment continues for a period of [redacted] after the date on which written notice thereof shall have been given to the Defaulting Party.

                  14.1.2 Any representation or warranty of the Defaulting Party pursuant to this Agreement or the Guaranty shall prove to have been false or misleading in any material respect when made or deemed made; unless (i) the fact, circumstance or condition that is the subject of such representation or warranty is made true within [redacted] after notice thereof has been given to the Defaulting Party and (ii) such cure removes any adverse effect on the Non-Defaulting Party of such fact, circumstance or condition being otherwise than as first represented, or unless such fact, circumstance or condition being otherwise than as first represented does not materially adversely affect Non-Defaulting Party.

                  14.1.3 A court having jurisdiction shall enter (i) a decree or order for relief in respect of Defaulting Party in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law, or (ii) a decree or order adjudicating Defaulting Party bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of Defaulting Party under any applicable Federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of Defaulting Party or of any substantial part of its affairs; or

                  14.1.4 Defaulting Party shall (i) commence a voluntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or any other case or proceeding to be adjudicated as bankrupt or insolvent, or (ii) consent to the entry of a decree or order for relief in respect of Defaulting Party in any involuntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or (iii) file any petition, answer or consent seeking reorganization or relief under any applicable Federal or state law, or (iv) consent to the filing of any petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official or (v) make an assignment for the benefit of creditors, or (vi) be unable, or admit in writing its inability, to pay its debts as they become due, or (vii) take any action in furtherance of any of the foregoing.

                  14.1.5 Defaulting Party shall fail to pay when due (subject to any applicable grace or cure period), whether by acceleration or otherwise, any principal or interest on indebtedness aggregating in excess of [redacted] in principal amount; or any indebtedness aggregating in excess of [redacted] shall be declared due and payable or be required to be prepaid (other than by a regularly scheduled payment) prior to the stated maturity of such indebtedness.

                  14.1.6 Dynegy Inc. shall fail to perform any covenant set forth in the Guaranty, or the Guaranty shall expire and shall not be replaced with comparable assurance to Georgia Power, with Georgia Power's consent, which consent shall not be unreasonably withheld. Notwithstanding anything to the contrary contained in this Agreement, if the Guaranty shall expire or if Dynegy Inc. shall fail to perform any of its obligations under the Guaranty, Dynegy shall have the right to replace the Guaranty with a replacement guaranty agreement issued by Dynegy Holdings Inc., which replacement guaranty shall be in form and substance similar to the Guaranty. In such event, and provided that at the time of replacement, Dynegy Holdings Inc. is not experiencing a Material Adverse Change of the type described in Section 14.1.7.1, Georgia Power shall be deemed to have consented to the delivery of the replacement guaranty.

                  14.1.7 Dynegy Inc. shall experience a Material Adverse Change; provided, however, such Material Adverse Change shall not be considered an Event of Default if Dynegy Inc., or Dynegy delivers or causes to be delivered to Georgia Power: (a) a guaranty agreement issued by Dynegy Holdings Inc. (or any other third party guarantor) in form and substance comparable to the Guaranty, and guaranteeing the obligations of Dynegy for the remainder of the Term, provided that for such replacement guaranty to be sufficient to remove an Event of Default arising under this Section 14.1.7, Dynegy Holdings Inc. (or such third party guarantor) must not, at the time of replacement, be experiencing a Material Adverse Change of the type described in Section 14.1.7.1; or (b) Eligible Collateral in an amount equal to the next [redacted]. Eligible Collateral will be adjusted on the last day of each Month during the Material Adverse Change Event as dictated by changes in [redacted].

     14.1.7.1 As used in this Section 14.1.7, a Material Adverse Change shall occur when Dynegy Inc.'s senior securities are rated below [redacted]. In the event one of the ratings of Dynegy Inc. falls below either [redacted], Dynegy will propose a substitute guarantor from an entity with ratings greater than or equal to [redacted], which substitute guarantor is acceptable to Georgia Power. A Material Adverse Change shall occur if no such substitute guarantor is available. If long-term ratings are not available from [redacted] will be used instead of the [redacted] to determine a Material Adverse Change. In the case of [redacted] are not available, [redacted] will be used instead of the [redacted] to determine a Material Adverse Change. If Dynegy Inc. ceases to have a long-or short-term rating from either [redacted], then a Material Adverse Change shall have occurred.

     14.1.7.2 As used in this Section 14.1.7, Eligible Collateral shall consist of an irrevocable Letter of Credit or surety bond from [redacted] (and in a form reasonably acceptable to Georgia Power), or cash.

                  14.1.8 The Defaulting Party materially breaches any obligation under this Agreement (other than the obligation to pay money when due which shall be governed exclusively by Section 14.1.1) or the Guaranty, and such breach shall continue for a period of [redacted] after the date on which written notice thereof shall have been given to the Defaulting Party; except that if it shall be impracticable or impossible to remedy any such breach within such [redacted] period, such period shall be extended as reasonably necessary to remedy such breach.

     14.2 Rights Under Agreement. Except as otherwise provided herein, each Party reserves to itself all rights, counterclaims, and other defenses which it is or may be entitled to arising from or out of this Agreement.

         14.3     Remedies.
                  --------
                  14.3.1 Upon the occurrence of an Event of Default pursuant to this Article 14, the Non-Defaulting Party may at its discretion, take either or both of the following actions: (i) proceed by appropriate proceedings, judicial, administrative, in equity or otherwise at law, to protect and enforce its rights, to recover any damages to which it may be entitled, and to enforce performance by the Defaulting Party, including specific performance of Defaulting Party's obligations hereunder; and (ii) terminate this Agreement by giving written notice thereof to the Defaulting Party.

                  14.3.2 In addition to the remedies provided in Section 14.3.1, the Non-Defaulting Party may, for so long as the Event of Default is continuing, by written notice to the Defaulting Party, establish a date on which this Agreement shall be terminated, which date shall be at least [redacted] and no more than [redacted] after the date of such written notice. [redacted].

                  14.3.3 In the case in which an Event of Default in which Dynegy is the Defaulting Party has occurred and is continuing, Georgia Power shall have the right to sell all Contract Capacity and energy under this Agreement to any party. Georgia Power shall use its reasonable best efforts to sell such Contract Capacity and energy at prices equal to or greater than those Dynegy would have paid under this Agreement; provided, that if such prices are less than those Dynegy would have paid under this Agreement, Dynegy shall be liable to pay Georgia Power the difference. By way of clarification of the foregoing only, an Event of Default shall not be deemed to have occurred unless and until all applicable grace and/or cure periods have expired.

                                   ARTICLE 15
                   INDEMNIFICATION AND LIMITATION OF LIABILITY

         15.1 Indemnity. Subject to Section 15.3 below, each Party expressly agrees to indemnify, hold harmless and defend the other Party against all claims, liability, costs or expense for loss, damage or injury to persons or property in any manner directly or indirectly connected with or growing out of, the generation, transmission or distribution of Delivered Energy on its own side of the Delivery Point, unless such loss, damage or injury is the result of gross negligence or willful misconduct of the Party seeking indemnification.

     15.2 No Liability to Third Party. Nothing herein shall create, or be interpreted as creating, any standard of care with reference to, or any duty or liability to any person not a Party hereto.

         15.3 No Consequential Damages. To the fullest extent permitted by law, neither Party shall be liable to the other for punitive, indirect, exemplary, consequential, or incidental damages including, without limitation, claims of customers of the indemnified Party arising in connection with this Agreement.

         15.4 No Warranties. There are no warranties under this Agreement except to the extent specifically set forth in the text hereof. The Parties hereby specifically disclaim and exclude all implied warranties, including the implied warranties of merchant ability and of fitness for a particular purpose.
                                   ARTICLE 16
                                   ASSIGNMENT

         16.1 Assignment and Assumption of Obligations. Neither Party shall assign this Agreement or any portion thereof without the prior written consent of the other Party which such consent shall not be unreasonably withheld; provided, however, (i) any assignee shall expressly assume assignor's obligations hereunder and (ii) unless expressly approved by the other Party to this Agreement, no assignment, whether or not consented to, shall relieve the assignor, and any guarantor, of their obligations hereunder in the event its assignee fails to perform and (iii) either Party may assign this Agreement to an Affiliate without consent, and, upon approval of the creditworthiness of such assignee by the non-assigning Party (which approval shall not be unreasonably withheld), the assignor (but not any guarantor) shall be released from its obligations under this Agreement. The transfer of any interest in the ultimate parent of a Party to this Agreement shall not constitute an assignment under this Section requiring the consent of the other Party.

         16.2     Assignment to Lenders.

                  16.2.1 Notwithstanding Section 16.1, Georgia Power may, without the consent of Dynegy, assign this Agreement to a lender for collateral security purposes in connection with the financing or refinancing of the Units. Upon any such assignment however, Georgia Power shall provide notice to Dynegy of the lender assignee, together with appropriate contact information with respect to a business representative of such assignee.

                  16.2.2 Georgia Power has represented to Dynegy that Georgia Power may procure permanent and/or construction financing for the purchase and installation of the Units. In order to facilitate the obtaining of financing of the Units, Dynegy shall execute such consents, agreements or similar documents with respect to a collateral assignment of this Agreement to a lender as lender may reasonably request in connection with the documentation of the financing or refinancing for the Units, provided, that any such consents, agreements or similar documents will be on terms and conditions acceptable to Dynegy. Under no circumstances in connection with the foregoing, shall Dynegy be required to deliver consents, agreements or similar documents that would have the effect of enhancing the overall liability or obligations of Dynegy under this Agreement or that would in any way dilute the benefits accruing to Dynegy under this Agreement if such consents, agreements or similar documents had not been required.

                                   ARTICLE 17
                            MISCELLANEOUS PROVISIONS

         17.1 Amendments. This Agreement may be amended only by a written instrument duly executed by each of Georgia Power and Dynegy, which has received all approval of Governmental Authorities of competent jurisdiction necessary for the effectiveness thereof.

     17.2 Binding Effect. This Agreement and any extension shall inure to the benefit of and shall be binding upon the Parties and their respective permitted successors and assigns.

     17.3 Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

         17.4 Notices. Where written notice is required by this Agreement, such notice shall be in writing and shall be deemed given (i) when mailed by United States registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

         To:      Dynegy:          1000 Louisiana Street
                                   Suite 5800
                              Houston, Texas 77002
                     Attn: Vice President - Power Marketing

         With Copies To:       125 Town Park Drive
                                    Suite 175
                             Kennesaw, Georgia 30144
                              Attn: Vice President

                              1000 Louisiana Street
                              Suite 5800
                              Houston, Texas  77002
                              Attn:  General Counsel - Dynegy Power Marketing

         To:  Georgia Power Company Southern Wholesale Energy
                         c/o Southern Company Services, Inc.
                         270 Peachtree Street
                         Atlanta, Georgia 30308
                         Attn:  Vice President - Southern Wholesale Energy

         With Copy To:   Troutman Sanders LLP
                         5200 Bank of America Plaza
                         600 Peachtree Street, N.E.
                         Atlanta, Georgia 30308-2216
                         Attn:  Robert H. Forry


or to such other address as may be designated by the Parties; or (ii) when sent by facsimile, provided such facsimile is confirmed by mailing a hard copy confirmation, as provided in clause (i) above, within one (1) Business Day after the sending of the facsimile or (iii) when sent by overnight courier to the addresses provided above or to such other address as may be designated by the Parties.

         17.5 Entire Agreement. This Agreement constitutes the entire understanding between the Parties and supersedes any previous agreements between the Parties. The Parties have entered into this Agreement in reliance upon the representations and mutual undertakings contained herein and not in reliance upon any oral or written representations or information provided by one Party to the other Party not contained or incorporated herein.

     17.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia.

         17.7 Waiver. The failure of either Party to enforce at any time any of the provisions of this Agreement, or to require at any time performance by the other Party of any of the provisions hereof, shall in no way be construed to be a waiver of such provisions, nor in any way to affect the validity of this Agreement or any part hereof, or the right of such Party hereafter to enforce every such provision. No modification or waiver of all or any part of this Agreement shall be valid unless it is reduced to a writing, which expressly states that the Parties hereby agree to a waiver or modification as applicable, and is signed by both Parties.

         17.8 No Dedication of System. Nothing contained in this Agreement shall require Georgia Power to construct any particular facilities. Any undertaking by Georgia Power under any provisions of this Agreement shall not be construed to constitute the dedication of Georgia Power's system, or the system of any Affiliate of Georgia Power, or any portion thereof, to the public or to Dynegy; provided, however, the Parties acknowledge that Georgia Power may construct the Units with respect to service provided under this Agreement. Georgia Power's provision of Contract Capacity and Delivered Energy under this Agreement does not constitute a sale, lease, rental, transfer or conveyance of any ownership interest or entitlement in or to any facilities of any kind. All obligations of the Parties shall cease upon termination of this Agreement, except as otherwise expressly provided herein, and Dynegy shall not attempt to Schedule any energy under this Agreement after its termination.

         17.9 Headings. The headings contained in this Agreement are used solely for convenience and do not constitute a part of the Agreement between the Parties hereto, nor should they be used to aid in any manner in the construction of this Agreement.

         17.10 Third Parties. This Agreement is intended solely for the benefit of the Parties hereto. Except as otherwise expressly provided herein, nothing in this Agreement shall be construed to create any duty to, or standard of care with reference to, or any liability to, any person not a Party to this Agreement.

         17.11 Agency. This Agreement shall not be interpreted or construed to create an association, joint venture, or partnership between the Parties to impose any partnership obligation or liability upon either Party. Neither Party shall have any right, power or authority to enter into any agreement or undertaking for, or act on behalf of, or to act as or be an agent or representative of, or to otherwise bind, the other Party.

         17.12 Severability. If any term or provision of this Agreement or the application thereof to any person, entity, or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provisions to person, entities or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

         17.13    Confidentiality.
                  ---------------

                  17.13.1 The Parties acknowledge that this Agreement contains Proprietary Information and each Party agrees that for a period of five (5) years from the date of termination of the Agreement it will not, without the written consent of the other or as otherwise provided herein, disclose to any third party (other than to Affiliates of the disclosing party or consultants and advisors to such Affiliates and the disclosing Party who need to know such information in connection with the performance of their duties or services for such Affiliates or the disclosing Party or Lenders to such Affiliates of the disclosing party), the Proprietary Information except to the extent that disclosure is required by law, or by a Governmental Authority having jurisdiction over the party from which disclosure is sought.

                  17.13.2 The Parties agree to seek confidential treatment of the Proprietary Information in this Agreement from FERC but acknowledge that certain Proprietary Information may need to be disclosed in Georgia Power's filings with FERC which may be publicly available.

         17.14 Replacement Index. Whenever any published index or tariff is referenced herein, the Parties intend to track those costs as faithfully as commercially practical. Should any such index or tariff be discontinued or no longer published, the Parties will cooperate in establishing substitute benchmarks through reference to equivalent indices or tariffs.

         17.15 Public Announcement. The Parties agree that no public or other announcement concerning the transactions contemplated hereby shall be made except after mutual consultation and consent, provided, however, that consent will not be required if either Party determines that disclosure to the public or to governmental agencies are reasonably necessary to comply with applicable laws or Legal Requirements.

         17.16 Liquidated Damages. To the extent that any damages required to be paid under this Agreement are liquidated, the Parties acknowledge that the damages are difficult or impossible to determine, otherwise obtaining an adequate remedy is inconvenient, and the liquidated damages constitute approximation of the expected actual harm or loss.

         IN WITNESS WHEREOF, the undersigned Parties hereto have duly executed this Agreement effective as of the date first above written.

                                            GEORGIA POWER COMPANY

                                            "Georgia Power"


                                            By:
                                               ----------------------------



                                            Attest:
                                                   ------------------------

                                                     Title:
                                                           ----------------



                          DYNEGY POWER MARKETING, INC.

                                            "Dynegy"




                                            By:
                                               ----------------------------


                                            Attest:
                                                   ------------------------
                                                     Title:
                                                           ----------------




                                   EXHIBIT "A"
                                PRICE ESCALATION


--------------------------------------------------------------------------------------------------------
                                      Dispatch Cost         Monthly Capacity Payment*          VOM
                                        [redacted]                     ($)                   ($/MWh)
--------------------------------------------------------------------------------------------------------
Either:
June 1, 2000 - May 31, 2001,       [redacted]            [redacted]                        [redacted]
or July 1, 2000 - May 31, 2001

June 1, 2001 - May 31, 2002        [redacted]            [redacted]                        [redacted]

June 1, 2002 - May 31, 2003        [redacted]            [redacted]                        [redacted]

June 1, 2003 - May 31, 2004        [redacted]            [redacted]                        [redacted]

June 1, 2004 - May 31, 2005        [redacted]            [redacted]                        [redacted]


         * The Monthly Capacity Payment shall be adjusted on a Monthly basis by multiplying the payment schedules set forth above times the Weighting Factors attributable to the applicable calendar Month for which such adjustment is made.

                                   EXHIBIT "B"

                                 ENDH Allowance

                             Period                             ENDH Allowance

Summer       July 1, 2000 -  September 30, 2000                 [redacted]

             June 1, 2002 - September 30, 2002                  [redacted]

             June 1, 2003 - September 30, 2003                  [redacted]

             June 1, 2004 - September 30, 2004                  [redacted]



Non-Summer   October 1, 2000 - December 31, 2000                [redacted]

             January 1, 2001 - May 31, 2001; October 1, 2001
             [redacted] - December 31, 2001

             January 1, 2002 - May 31, 2002; October 1, 2002
             [redacted] - December 31, 2002

             January 1, 2003 - May 31, 2003; October 1, 2003
             [redacted] - December 31, 2003

             January 1, 2004 - May 31, 2004; October 1, 2004
             [redacted] - December 31, 2004

             January 1, 2005 - May 31, 2005                     [redacted]

Sample Calculation:

                           [redacted]

                                   EXHIBIT "C"

                               GUARANTY AGREEMENT



                                   [redacted]

                                    Exhibit D


                                   [redacted]